UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported):   September 12, 2018
DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Item 8.01.       Other Events.
On September 12, 2018, Delta Apparel, Inc. (the "Company") issued a press release announcing that its Board of Directors has authorized an increase in its share repurchase program to repurchase an additional $10 million of its common stock. The Company intends to continue to make stock repurchases through open-market transactions pursuant to SEC Rule 10b-18 as well as through privately negotiated transactions, with the timing and number of shares repurchased depending upon a variety of factors such as price, corporate and regulatory requirements, alternative investment opportunities and other market and economic conditions, and with share repurchases subject to suspension or discontinuation.

Item 9.01.       Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description

99.1	Press release issued by Delta Apparel, Inc. on September 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	September 18, 2018	/s/ Deborah H. Merrill
Deborah H. Merrill
Chief Financial Officer & President, Delta Group